UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 17, 2007

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571

(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817

(Address of principal executive offices) (Zip Code)

(301) 315-9040

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 17, 2007 the Supreme Court of the United States issued an opinion in the case captioned Global Crossing Telecommunications, Inc. v. Metrophones Telecommunications, Inc. on Certiorari from the United States Court of Appeals for the Ninth Circuit (the “Ninth Circuit” and the “Metrophones Case”), No. 05-705 in which it upheld the Ninth Circuit’s decision that independent payphone providers have a private right of action to pursue recovery in federal court from telecommunication carriers who fail to pay dial around compensation. The ruling in the Metrophones Case permits litigation to resume that has been pending in federal district court against AT&T Corporation, Sprint Communications Company, LP and Qwest Communications, Inc. (the “Defendants”) for non-payment of dial around compensation. Davel Communications, Inc. and certain of Davel’s subsidiaries (collectively, the “Davel Entities”) are directly or indirectly plaintiffs in the federal district court cases against the Defendants. Although the federal district court case has been pending since 1999, the litigation remains in its preliminary phases. As a result, the Registrant cannot predict the likelihood of success on the merits, the costs associated with the pursuit of the claims, the timing of any recovery or the amount of recovery, if any. However, the industry representing a group of independent payphone providers, including the Davel Entities, has recently prevailed in a similar Federal Communications Commission administrative proceeding against another carrier for non-payment of dial-around compensation using a similar damages’ model which was accepted and pursuant to which the Federal Communications Commission assessed pre-judgment interest (the “Similar Litigation”). The Similar Litigation is being appealed to the U.S. Court of Appeals for the District of Columbia.  Based upon our damages’ model in the Similar Litigation, we estimate that the amount in controversy for the Davel Entities against the Defendants extends well into the eight figures, but any recovery is conditioned on, among other things (i) prevailing on the merits at trial; (ii) having the Davel Entities’ damages model and other claims approved in whole or in large part; and (iii) prevailing on any appeals that the Defendants may make. As evidenced by the eight years that this litigation has been in process, the Defendants have shown an interest in stretching the duration of the litigation and have the means to do so. Although the Davel Entities could ultimately benefit (in an absolute sense, although not necessarily on a present value basis) from this delay in the event that pre-and/or post-judgment interest (awarded at 11.25% per annum in the Similar Litigation) is assessed against the Defendants and the potential award of attorneys’ fees and/or other remedies (in addition to compensatory damages) if the Davel Entities prevail, such delay will result in a deferral of the receipt of any cash to the Davel Entities. Mobilepro Corp. is the senior secured creditor and sole shareholder of the Davel Entities and therefore would benefit, potentially materially (subject to the provisos above), from the Davel Entities’ success in this litigation which, with yesterday’s ruling, is now permitted to proceed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright Jay O. Wright Chief Executive Officer MOBILEPRO CORP.

Date: April 18, 2007